Exhibit 23(a)(ix) under N-1A
                                                   Exhibit 3(i) under 601/Reg SK


                          THE BILTMORE MUNICIPAL FUNDS

                                 Amendment No. 9

                                     to the

                              DECLARATION OF TRUST

                              dated August 15, 1990

    Strike segment (a) of Section 3 of Article IV from the Declaration of Trust and substitute in its place the following:

    "(a) the term of office of a Trustee shall expire when he shall have reached age seventy-two (72) and shall have served in office as a Trustee for at least eight (8) years;"

      The undersigned Assistant Secretary of The Biltmore Municipal Funds hereby certifies that the above-stated amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees on the 6th day of March, 1997.

      WITNESS the due execution hereof this 6th day of March, 1997.

                                        /S/ GAIL CAGNEY

                                        Gail Cagney
                                        Assistant Secretary